UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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D&E Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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D&E COMMUNICATIONS, INC.

Ephrata, Pennsylvania

Notice of 2006 Annual Meeting

to Shareholders and Participants

in the Dividend Reinvestment Plan,

and the D&E Communications, Inc. Employee 401(k) Savings Plan

The Annual Meeting of the Shareholders of D&E Communications, Inc. (“the Company” or “D&E”) will be held in accordance with the By-Laws of the Company on Thursday, May 25, 2006, at 10:30 a.m. local time, at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522. The purposes of the meeting, which are more fully described in the accompanying Proxy Statement, are:

1.	To elect three (3) Class B Directors for a term to expire in the year 2009 (or until their successors are duly elected and qualified);

2.	To approve an amendment to the 2001 Stock Compensation Plan for Non-Employee Directors of D&E Communications, Inc. (the “Plan”) to increase the number of shares issuable thereunder to 100,000 shares;

3.	To ratify the Board of Directors’ selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006; and

4.	To act upon such other business as may be properly brought before the meeting.

Only holders of common stock of record on the books of the Company at the close of business on March 31, 2006, will be entitled to vote at the Annual Meeting or any adjournment thereof.

For those shareholders who are also participants in the D&E Communications, Inc. Dividend Reinvestment Plan (the “DRP”), for which the Company serves as trustee and is the record owner of those shares, or the Employee 401(k) Savings Plan for which Fidelity Investments is the Trustee and is the record owner, you are entitled to direct the trustee on how to vote the shares allocated to your account by returning the enclosed Proxy/Voting Instruction Card(s). A copy of the Proxy Statement and the 2005 Annual Report of the Company are being mailed to you simultaneously prior to the Annual Meeting. The Board of Directors’ nominees for directors are set forth in the accompanying Proxy Statement, as well as further information on the foregoing matters.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY INTERNET, TELEPHONE OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD(S) AND RETURN THEM PROMPTLY IN THE ENCLOSED ENVELOPE TO IVS ASSOCIATES, INC. TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. THEY REQUIRE NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of

Directors

W. Garth Sprecher

Secretary

April 14, 2006

Enclosures

D&E COMMUNICATIONS, INC.

PROXY STATEMENT

Date, Time and Place of Meeting

The Annual Meeting of the shareholders of D&E Communications, Inc. (the “Company” or “D&E”) will be held at 10:30 a.m. on Thursday, May 25, 2006, at the Company’s principal executive offices at the Brossman Business Complex, 124 East Main Street, Ephrata, Pennsylvania 17522 (the “Annual Meeting”).

Purpose of the Meeting

The shareholders will be asked to consider and vote upon the following matters at the meeting:

•	the election of three Class B directors for a term of three years;

•	the approval of an amendment to the 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc. (the “Plan”) to increase the number of shares issuable thereunder to 100,000 shares in the form attached to this proxy statement in Appendix A;

•	the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006; and

•	such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Solicitation, Revocability and Voting of Proxies

Proxies in the accompanying form are being solicited by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting. If you grant a proxy, you may revoke your proxy at any time until it is voted by:

•	delivering a notice of revocation or delivering a later-dated proxy to W. Garth Sprecher, Secretary, D&E Communications, Inc., 124 East Main Street, Ephrata, Pennsylvania 17522;

•	submitting a proxy card with a later date;

•	submitting another vote over the Internet or telephone; or

•	appearing at the Annual Meeting and voting in person.

Your last vote is the vote that will be counted. Attendance at the Annual Meeting will not, in and of itself, revoke a proxy. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the three nominees for director identified in this Proxy Statement, FOR the amendment of the Plan and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are properly brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the Board of Directors of the Company.

This proxy statement and the form of proxy are being mailed to shareholders commencing on or about April 14, 2006.

Shareholders Entitled to Vote

Only holders of shares of Common Stock, par value $0.16 per share, of the Company (“Common Stock”) as shown on the books of the Company at the close of business on March 31, 2006, the record date, will be entitled to vote at the meeting.

Voting

On the record date, there were 14,356,925 shares of Common Stock outstanding. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote is required to constitute a quorum for transaction of business at the Annual Meeting. Each holder of the Company’s Common Stock is entitled to one vote per share owned of record on all business presented at the meeting.

If you own your shares of common stock of record, you may authorize the voting of your shares over the Internet at www.ivselection.com/de2006 or telephonically by calling 1-888-297-9639 and by following the instructions on the enclosed proxy card. Authorizations submitted over the Internet or by telephone must be received by 11:59 P.M. local time on May 24, 2006.

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm will provide a voting instruction form to you with this Proxy Statement, which you may use to direct how your shares will be voted. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your voting instruction form.

Judges of election are appointed by the Board to conduct the tabulation of votes with respect to the election of directors and the other matters to come before the Annual Meeting and to report the results thereof. The three nominees for Class B director receiving the highest number of votes shall be elected as Class B directors of the Company. Under the Company’s Articles of Incorporation and By-Laws and applicable law, the affirmative vote of a majority of the votes cast at the meeting is required for both the amendment of the Plan and for the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2006.

Abstentions and broker non-votes are not votes cast, although they will be counted in determining whether there is a quorum. Because directors are elected by a plurality, abstentions and broker non-votes have no effect on the election of directors. Similarly, abstentions and broker non-votes will have no effect on the amendment of the Plan or the ratification of the selection of PricewaterhouseCoopers LLP as the Company’ independent auditors.

Cost of Solicitation

The Company will bear the entire cost of the solicitation of proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company will reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company’s Common Stock. In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone. D&E does not plan to employ a professional solicitation firm with respect to the proxy vote.

Recommendation of the Board of Directors

The Board of Directors recommends that the shareholders vote FOR the election of the three nominees for director identified in this Proxy Statement, FOR the amendment of the Plan and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors.

PROPOSAL 1: ELECTION OF THREE (3) CLASS B DIRECTORS

The Company’s By-Laws provide for a maximum of thirteen (13) directors to be elected to the Company’s Board, and the exact number is determined by resolution of the Board of Directors.

The Board currently consists of twelve (12) members divided into three classes, which are classified with respect to the year in which their term shall expire. Each class of directors holds office for a term of three years (or until their successors are duly elected and qualified), and the terms of the three classes of the Board are staggered. Accordingly, one of the three classes is elected each year to succeed the directors whose terms are expiring. Currently, the directors in Class B are serving terms expiring this year. The directors in Classes C and A are serving terms expiring at the annual meeting of the shareholders in 2007 and 2008, respectively. The Board has nominated for re-election to Class B three directors whose terms expire this year, namely Ronald E. Frisbie, James W. Morozzi and D. Mark Thomas. Thomas H. Bamford, a former Class B director who would otherwise have been renominated, passed away in February 2006. If elected, their terms will expire at the 2009 annual meeting (or at such time as their successors are duly elected and qualified). There are no arrangements or understandings between any director or nominee and any other person pursuant to which the director or nominee was or is to be elected as a director, except for Mr. Morozzi’s employment agreement, which includes a provision requiring his nomination as a director.

The persons named in the accompanying proxy card as proxy holders will vote the shares as designated by the shareholder. Absent such designation, the proxy holders will have the right to vote as they see fit. In such circumstances, the Company has been advised by the proxy holders that they intend to vote pursuant to the proxy for the election of the Company’s nominees for director. Each individual nominated for election as a director has agreed to serve if elected. However, in the event of the refusal or inability of any of the foregoing nominees for director to serve, the persons named in the accompanying proxy have informed the Company that they intend to vote at the Annual Meeting pursuant to the proxy for the election of such person(s), if any, as may be nominated by the Board.

Directors

The following list identifies each nominee to serve in Class B, and the current Class C and Class A directors. All of the directors and nominees, other than Messrs. Ruhl, Sprecher and Morozzi, have been determined by the Board of Directors to be independent for purposes of the Nasdaq listing standards approved by the Securities and Exchange Commission (“SEC”) on November 4, 2003.

Nominees for Class B Directors for Terms to Expire in 2009

Ronald E. Frisbie, age 83, retired from D&E Communications, Inc. in 1992 where he served as a Vice President from 1971 until 1992, and Secretary, Treasurer and Assistant to the President from 1985 until 1992. Mr. Frisbie has been a director of the Company since 1983. Mr. Frisbie is a member of the audit committee, nominating and governance committee, and strategic planning review committee.

James W. Morozzi, age 43, has served as President and Chief Executive Officer of D&E Communications, Inc. since March 16, 2005 when he joined the Company. He had served as President of Exelon Communications, a division of Exelon Enterprises, LLC, from 2001 to 2004. From 1986 to 2001, he worked in various management roles at PECO Energy Company, including Business Leader/Vice President of PECO Wireless, LLC and Corporate Strategist for Corporate Planning and Development. He formerly served as chairman of the management committee of PECO Telcove Communications and as a Board member of AT&T Wireless PCS of Philadelphia, LLC. Mr. Morozzi is a member of the Board of Directors of the Pennsylvania Telephone Association and the Lancaster Chamber of Commerce and Industry. He has been a director of the Company since April 2005. Mr. Morozzi is a member of the executive committee.

D. Mark Thomas, age 58, has been a managing partner in the law firm of Thomas, Thomas, Armstrong & Niesen, Harrisburg, Pennsylvania, since the formation of the firm in 1991. From 1977 to 1990, he was a partner in the law firm of Thomas & Thomas. Mr. Thomas’ law practice is concentrated primarily in public utility and telecommunications law. He has been a director of the Company since 1997, serves as lead director and Vice Chairman, and as such he chairs executive sessions of the Board. Mr. Thomas is a member of the compensation committee, nominating and governance committee and the executive committee.

Class C Directors Whose Terms Expire in 2007

Paul W. Brubaker, age 62, is the Executive Vice President, Corporate Secretary and a director of the Ephrata National Bank, a public company subject to SEC periodic reporting requirements, where he has been employed since 1961. He is a graduate of the American Institute of Banking and serves as a director and Treasurer of Pleasant View Retirement Community, Manheim. He serves as past Chairman of the Board of Directors of the Atlantic Northeast District, Church of the Brethren. Mr. Brubaker serves on the executive committee (Group 5) of the Board of Directors of the Pennsylvania Bankers Association. Additionally, Mr. Brubaker serves on the Board of Directors of the Ephrata Economic Development Corporation. He has been a director of the Company since 1990. Mr. Brubaker is a member of the audit committee and serves as Chairman of the nominating and governance committee.

Hugh G. Courtney, Ph.D., age 43, is a Distinguished Tyser Teaching Fellow and Senior Executive Education Fellow at the University of Maryland’s Robert H. Smith School of Business and a Senior Fellow at the Wharton School’s Mack Center for Technological Innovation. In addition, Dr. Courtney maintains an active consulting and executive education practice focused on business strategy formulation in highly uncertain and competitive markets. Prior to joining the Smith School in 2002, he was a leader in McKinsey & Company’s Global Strategy practice, where he served clients on six continents on a wide variety of strategy development and implementation issues. He has been a director of the Company since September 2005. Dr. Courtney is a member of the nominating and governance committee and the strategic planning review committee.

Robert A. Kinsley, age 65, is Chairman and Chief Executive Officer of Kinsley Construction, a company he founded in York, Pennsylvania in 1963 that specializes in heavy, general and design build construction. Mr. Kinsley is also managing partner of Kinsley Equities, which is a regional real estate developer of industrial and commercial properties. He is also a director of Mercantile—Safe Deposit & Trust Company, Baltimore, Maryland, a public company subject to SEC periodic reporting requirements, and Ruscilli Construction Company of Columbus, Ohio. Mr. Kinsley is Chairman of the Board of I. B. Abel, an electrical construction firm in south central Pennsylvania. He serves numerous community and professional organizations and is currently a member of South George Street Community Partnership Board of Directors. He is a trustee of York College of Pennsylvania and is Chairman of Gettysburg National Battlefield Museum Foundation. He has been a director of the Company since 1998. Mr. Kinsley is a member of the compensation committee, executive committee and the nominating and governance committee.

Steven B. Silverman, age 73, has been counsel to Cohen, Seglias, Pallas, Greenhall & Furman, P.C., since January 1, 2002 when the law firms of Rothenberg Silverman & Furman P.C. and Cohen, Seglias, Pallas & Greenhall, P.C. merged. He was a senior partner in the law firm of Rothenberg, Silverman and Furman P.C., Elkins Park, Pennsylvania from 1995 until the time of the merger, and prior to 1995, he was a senior partner in the law firm of Rothenberg and Silverman. Mr. Silverman serves as an adjunct professor of labor law at the Pennsylvania State University Dickinson School of Law in Carlisle, Pennsylvania. He has been a director of the Company since 1991. Mr. Silverman is Chairman of the compensation committee and is a member of the strategic planning review committee.

Class A Directors Whose Terms Expire in 2008

John Amos, age 74, has been in the commercial fruit and produce-growing business for more than 50 years in Grand Traverse County, Michigan serving as President of Hi-Lo Farms, Inc. since 1979 and as Senior Partner of Amos Farms since 1980. He has been a director of the Company since 1990. Mr. Amos is a member of the compensation committee.

John C. Long, age 41, has been Vice President and Treasurer of Arrow International, Inc., a medical device manufacturer which is a public company subject to SEC periodic reporting requirements, since January 2003. He served as Assistant Treasurer from 1995 to January 2003 and was elected Secretary effective April 15, 2004. Prior to his employment with Arrow International, Inc., Mr. Long served as Controller of the Jaindl Companies, a group of privately held companies involved in agribusiness and real estate development, from 1989 to 1995. Mr. Long is a Certified Public Accountant and was employed by Concannon, Gallagher, Miller & Co., CPA’s from 1986 to 1989. Mr. Long also served as a director of American Bank Incorporated, a public regional commercial bank subject to SEC periodic reporting requirements and chairman of their audit committee from 2003 to 2006. He has been a director of the Company since February 2006. Mr. Long is a member of the audit committee.

G. William Ruhl, age 66, has served as the Chairman of the Board of Directors of D&E Communications, Inc. since November 2004. Mr. Ruhl served as Chief Executive Officer of D&E Communications, Inc. from October 2001 to March 2005 and Chief Executive Officer of D&E Telephone Company, a subsidiary of D&E Communications, Inc., since 1996. From 1991 to October 2001, Mr. Ruhl served as Senior Vice President of D&E Communications, Inc. On December 31, 2005, he retired as a full time employee of the Company. Prior to joining D&E Communications, Inc. in 1991, Mr. Ruhl was employed by Bell of Pennsylvania and Bell Atlantic for 30 years. Mr. Ruhl is a registered Professional Engineer and a member of the Institute of Electrical and Electronics Engineers, Inc. He served as Chairman of the Board of Directors of Monor Telephone Company in Hungary from 1994 until its sale in 1999. He represents the United States Telecom Association (USTA) on the President’s National Security Telecommunications Advisory Committee and is Chairman of the USTA’s National Security Policy Committee. Mr. Ruhl serves on the Board of Directors of the Technology Council of Central Pennsylvania, the Alliance for Telecommunications Industry Solutions, the Economic Development Company of Lancaster County, the Harrisburg Regional Chamber and the Board of Trustees of the Harrisburg University. He is also President of the Board of Directors of the Central Pennsylvania Symphony. He has been a director of the Company since 1993. Mr. Ruhl is chairman of the executive committee and chairman of the strategic planning review committee.

W. Garth Sprecher, age 54, has served as Senior Vice President and Secretary of D&E Communications, Inc. since May of 2002, and served as Vice President and Secretary of D&E Communications, Inc. from 1996 to 2002. Mr. Sprecher has held various positions with D&E since 1984. He is a member of the Board of Directors and serves as Vice Chairman of Sterling Financial Corporation (“Sterling”), a public company subject to SEC periodic reporting requirements. He is a member of the nominating committee and is Chairman of the executive committee and compensation committee of Sterling. Mr. Sprecher is a member of the Board of Directors of the Greater Reading Chamber of Commerce and is a member of the Board of Directors of Lancaster General Hospital. He has been a director of the Company since 1993. Mr. Sprecher is a member of the executive committee.

Richard G. Weidner, age 79, retired as President of Beard and Company, Inc., Certified Public Accountants, in 1986. He served as a member of the Board of Directors of Conestoga Enterprises, Inc. from 1989 until May 2002. Mr. Weidner is a member of the Pennsylvania Institute of Certified Public Accountants and is a past president of its Reading, Pennsylvania Chapter. He has been a director of the Company since 2003. Mr. Weidner is Chairman of the audit committee.

THE BOARD RECOMMENDS VOTING FOR THE ELECTION OF ITS THREE (3) NOMINEES AS CLASS B DIRECTORS.

General Information Regarding the Board of Directors

Any shareholder who desires to contact D&E Communications, Inc. directors may do so electronically by sending an email to the following address: gsprecher@decommunications.com. Alternatively, a shareholder can contact the directors by writing to: Corporate Secretary, D&E Communications, Inc., P. O. Box 458, Ephrata, PA 17522. All communications are forwarded to the appropriate Board member as addressed. Additionally, the Company urges all Board members to attend the annual shareholders meeting and be available for direct discussion. Nine (9) of ten (10) Board members attended last year’s annual meeting.

Director Attendance at Board Meetings

The Board held a total of twelve (12) regularly scheduled meetings, one special meeting, and one reorganization meeting during the year ended December 31, 2005. Each incumbent director attended in excess of 75% of the aggregate meetings of the Board and the Board’s committees on which he served, except for Mr. Kinsley who attended 72% of such meetings. The Board has the following five standing committees: the audit committee, the compensation committee, the executive committee, the nominating and governance committee, and the strategic planning review committee.

Compensation of Directors

Each non-employee director of D&E Communications, Inc. was paid a retainer of $20,000, plus $1,000 for each audit committee meeting, $750 for each compensation committee meeting and $500 for other committee meetings, of the Board that he attended in 2005. The chairman of the audit committee received additional compensation of $6,000, and the chairman of each other committee, except employees, received $4,000, for their services as committee chairmen. The lead director, who presides over meetings attended only by the independent directors, also received additional annual compensation of $5,000. The retainer was paid, at the option of each director, one half in 1,242 shares of D&E Communications, Inc. common stock, or the equivalent cash value (which was $10,000). The remaining amount of the retainer was paid in equal quarterly cash payments. Employee directors do not receive compensation for Board or committee service. Mr. Ruhl retired as an employee on December 31, 2005 and will receive a prorated fee as an outside director thereafter.

Mr. Ruhl has entered into a consulting agreement with the Company for an annual fee of $50,000 for a period of five (5) years commencing as of January 1, 2006, to render consulting and executive management services, on an as needed basis, relating to all aspects of the Company’s business. If the Company terminates the agreement without cause during the five (5) year period, the fees due for the balance of the five (5) years shall be immediately payable to Mr. Ruhl.

Board Committees

Audit Committee

The audit committee, consisting of Richard G. Weidner (Chairman), Paul W. Brubaker, Ronald E. Frisbie and John C. Long, is responsible for recommending to the D&E Communications, Inc. Board of Directors the firm of independent public auditors responsible to audit the Company’s financial statements. All members of the audit committee were determined to meet the audit committee experience and independence requirements of Nasdaq listing standards and the applicable rules and regulations of the SEC. Director Weidner was determined to qualify, and agreed to serve, as the audit committee’s “financial expert” as defined by the listing standard of Nasdaq and the applicable rules and regulations of the SEC. The audit committee’s responsibility is to oversee the integrity of the Corporation’s financial statements and internal controls; compliance with legal and regulatory requirements; independent auditor’s qualifications and independence; approval of non audit work by the independent auditors; and performance of the Corporation’s internal audit function and the independent auditors. This committee also reviews with the independent public auditors the results of their audit work before filing quarterly and annual financial statements with the SEC. The audit committee held eleven (11) meetings during 2005. The Board of Directors has adopted a written charter for the audit committee, a copy of which is available on the Company’s website at www.decommunications.com.

Compensation Committee

The compensation committee, consisting of Steven B. Silverman (Chairman), John Amos, Robert A. Kinsley and D. Mark Thomas, reviews and makes recommendations to the Board of Directors regarding compensation practices of the Company. All members of the compensation committee meet the independence requirements of Nasdaq listing standards and the applicable rules and regulations of the SEC. The compensation committee held six (6) meetings during 2005. The Board has adopted a written charter for the compensation committee, a copy of which is available on the Company’s website at www.decommunications.com.

Executive Committee

The executive committee, consisting of G. William Ruhl (Chairman), Robert A. Kinsley, James W. Morozzi, W. Garth Sprecher, and D. Mark Thomas, within the limitations set by the Board, has and exercises the authority of the Board in the management of the business of the Company between meetings of the Board in accordance with the Company’s By-Laws. The executive committee held five (5) meetings during 2005.

Nominating and Governance Committee

The nominating and governance committee consists of Paul W. Brubaker (Chairman), Hugh G. Courtney, Ronald E. Frisbie, Robert A. Kinsley and D. Mark Thomas. The Board has determined that all members of the nominating and governance committee are independent directors, as defined in the Nasdaq listing standards. The nominating and governance committee will consider as nominees for election to the Board, persons recommended by the holders of common stock of the Company. Any shareholder desiring to recommend a nominee for election at the 2007 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by December 15, 2006, including the nominee’s name, business experience, number of shares of the Company’s stock owned and any other information the shareholder thinks is pertinent. All persons recommended for nomination as a Board member are reviewed in light of their individual business or professional qualifications with a goal of maintaining a diverse mix of perspectives and backgrounds among the Board members. The nominating and governance committee has formalized a process for identifying and evaluating nominees for director, including nominees recommended by security holders. Based on existing Board member skill sets and the desire to include additional specific skill sets, the committee identifies a pool of candidates to interview and select. The nominating and governance committee had eight (8) meetings during 2005. The charter of the nominating and governance committee is available on the Company’s website at www.decommunications.com.

Strategic Planning Review Committee

The strategic planning review committee, consisting of G. William Ruhl (Chairman), Hugh G. Courtney, Ronald E. Frisbie and Steven B. Silverman, reviews the Company’s strategic plans, including its mission, vision, strategic initiatives and major programs and services. The committee addresses advances in technology, the changing regulatory environment, local market trends, the allocation of financial resources, the marketing strategy and other aspects of the Company’s business plans as part of its review. The strategic planning review committee did not meet in 2005.

SECURITY OWNERSHIP OF MANAGEMENT

As of March 31, 2006, there were 14,356,925 shares of the Company’s common stock outstanding. The table below sets forth the ownership of the common stock held, as of March 31, 2006, by (i) the directors, (ii) the nominees for director, (iii) the executive officers and (iv) all directors, nominees and executive officers as a group.

Name of Beneficial Owner	Nature and Amount of Beneficial Ownership		Percent of Class
John Amos	63,150	(4)	*
Paul W. Brubaker	4,700	(5)	*
Hugh G. Courtney	726		*
Ronald E. Frisbie	32,344	(6)	*
Robert A. Kinsley	4,101	(3)	*
Albert H. Kramer	21,322	(2)	*
John C. Long	—		*
Thomas E. Morell	21,207	(1,2,3)	*
James W. Morozzi	2,112	(3)	*
G. William Ruhl	32,680	(1,2,3,7)	*
Steven B. Silverman	6,794	(3)	*
W. Garth Sprecher	118,747	(1,2,3)	*
D. Mark Thomas	4,879	(8)	*
Richard G. Weidner	3,222		*
All Directors, Nominees and Executive Officers as a group	315,984	(1,2,3,4,5,6,7,8,9)	2.20%

*	Less than 1 percent.
1.	Includes shares, reported as units, held in the Company’s 401(k) Plan as follows: 2,273 for Mr. Morell, 2,490 for Mr. Ruhl, 1,999 for Mr. Sprecher, and 6,762 for all directors and officers as a group. All fractional shares are rounded to the nearest whole share.
2.	Includes shares held in the Company’s Employee Stock Purchase Plan as follows: 1,663 for Mr. Kramer, 817 for Mr. Morell, 1,151 for Mr. Sprecher, and 3,631 for all directors and officers as a group.
3.	Includes shares held in the Company’s Dividend Reinvestment Plan as follows: 579 for Mr. Kinsley, 1 for Mr. Morell, 112 for Mr. Morozzi, 2,913 for Mr. Ruhl, 346 for Mr. Silverman, 27 for Mr. Sprecher and 3,978 for all directors and officers as a group.
4.	Includes shares held in the John Amos Living Trust, of which Mr. Amos is trustee. Does not include 65,709 owned by the Mary P. Amos Living Trust, of which Mr. Amos’ wife is trustee, and to which Mr. Amos disclaims beneficial ownership.
5.	Does not include 2,125 shares owned by Mr. Brubaker’s wife, with respect to which Mr. Brubaker disclaims beneficial ownership.
6.	Does not include 20,400 shares owned by Mr. Frisbie’s wife, with respect to which Mr. Frisbie disclaims beneficial ownership.
7.	Does not include 447 shares owned by Mr. Ruhl’s wife, with respect to which Mr. Ruhl disclaims beneficial ownership.
8.	Includes 300 shares held as custodian for Emily Thomas and 600 shares held as custodian for David Thomas.
9.

The D&E Communications, Inc. Voting Trust was created pursuant to a Voting Trust Agreement, dated as of November 19, 2002, (the “Voting Trust”), pursuant to which the voting trustees named therein had the right exercised by adoption of a resolution by a majority of the voting trustees at a meeting at which a quorum of the voting trustees was present, to direct the voting of such shares on all matters submitted to D&E Communications, Inc. shareholders for a vote. Each participant in the Voting Trust retained sole investment power over his or her shares. On August 22, 2005, the trustees of the D&E Communications, Inc. Voting Trust elected to terminate the Voting Trust. The Voting Trust included approximately 2.2 million shares from 59 participants, or approximately 15% of the outstanding common stock of D&E Communications, Inc. The stock of D&E Communications, Inc. held by the Voting Trust was returned to the participating shareholders, free of trust, and each participant now exercises individual voting rights for their respective shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and change in ownership with the SEC and Nasdaq. Directors, executive officers, and other 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms or written representations from certain reporting persons that no Form 5’s were required for those persons, the Company believes that during 2005 all filing requirements under Section 16(a) applicable to its directors and executive officers were met.

Identification of Executive Officers

The following table sets forth the names, ages, and positions of the executive officers of the company. All executive officers of the Company serve for terms of one year and until re-appointed or until a successor is duly appointed at the annual organizational meeting of directors, which follows the annual shareholders’ meeting. Except for Mr. Morozzi, whose employment agreement is described below, no executive officer has any arrangements or understandings with any other person pursuant to which such executive officer was or is to be appointed as an executive officer.

Name	Age	Position	Position Held Since
G. William Ruhl (A)	66	Chairman	2004

James W. Morozzi	43	President and Chief Executive Officer	2005

Thomas E. Morell	45	Senior Vice President, Chief Financial Officer and Treasurer	2002

W. Garth Sprecher	54	Senior Vice President and Secretary	2002

Albert H. Kramer	51	Senior Vice President of Operations	2002

(A)	Mr. Ruhl served as Chairman since November 2004. Previously, he served as President and Chief Executive Officer from October 2001 until March 2005. He retired as an employee in December 2005, after which time he has continued as Chairman of the Board of Directors.

Mr. Morozzi’s, Mr. Ruhl’s and Mr. Sprecher’s biographies are set forth above in the section entitled “Directors”.

Thomas E. Morell, age 45, has been Chief Financial Officer and Treasurer since 1995, and Senior Vice President since May 2002. He was a Vice President from 1996 to May 2002. Mr. Morell has been employed by the Company since 1984, serving as Assistant Controller from 1984 to 1990 and Controller from 1990 to 1995. From 1982 to 1984, he was employed by Coopers and Lybrand as an auditor. Mr. Morell is Managing Director of PenneCom B.V. and was a Supervisory Board member of Pilicka Telephone Company until its sale in December 2005. Mr. Morell is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants.

Albert H. Kramer, age 51, was appointed Senior Vice President of Operations of D&E Communications, Inc. in May 2002, when Conestoga Enterprises, Inc. merged with D&E Communications, Inc. Prior to the merger, Mr. Kramer was President of Conestoga Enterprises, Inc. from May 1998 to May 2002. He was employed by Conestoga Enterprises, Inc. from September 1995, and served as Vice President, Finance and Administration until August 1997, when he was appointed Executive Vice President serving in that capacity until May 1998. From 1984 until September 1995, Mr. Kramer had been employed by Denver and Ephrata Telephone Company and served as Controller, and then Chief Financial Officer and Treasurer during the last five years of his employment. Mr. Kramer was employed by Coopers and Lybrand as Senior Accountant from 1980 to 1984. He has been a Board member of the United States Telecom Association (USTA) since 1998. He served as a Board member of the Pennsylvania Telephone Association (PTA) from 1998 to 2002, and served on the Executive Committee during that time. Mr. Kramer has been a member of the Berks County Workforce Investment Board since 1999 and has been a member since 2000, of the Board of National Penn Bank and National Penn Mortgage Company, both of which are subsidiaries of National Penn Bancshares, Inc., a public company subject to SEC periodic reporting requirements. In 2002, Mr. Kramer was appointed to the Board of the Berks Economic Partnership and also to the Penn State Harrisburg Board of Advisers. Mr. Kramer is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information concerning the compensation of the CEO of the Company and each of the Company’s four other most highly compensated executive officers in 2005.

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus ($)(A)	Other Annual Compensation ($)(B)		Restricted Stock Award ($)		All Other Compensation ($)(C)
G. William Ruhl (D) Chairman	2005 2004 2003	$213,462 252,884 225,000	$49,969 — 6,099	$	— — —	$	— — —	$28,067 27,281 12,591

James W. Morozzi (E) President and Chief Executive Officer	2005 2004 2003	$195,192 — —	$43,102 — —		$26,307 — —	$	— — —	$2,817 — —

Thomas E. Morell Senior Vice President, Chief Financial Officer and Treasurer	2005 2004 2003	$225,385 212,559 189,500	$36,734 — 6,099	$	— — —	$	— — —	$22,375 21,310 16,658

W. Garth Sprecher Senior Vice President and Secretary	2005 2004 2003	$198,916 198,692 180,000	$34,147 — 6,099	$	— — —	$	— — —	$16,237 14,516 14,228

Albert H. Kramer Senior Vice President of Operations	2005 2004 2003	$195,039 184,423 175,000	$34,147 — 6,099	$	— — —	$	— — —	$21,120 136,734 13,671

A.	Bonuses are established pursuant to D&E Communications, Inc.’s Exempt Employee Short-Term Incentive Plan and are subject to performance targets set by the compensation committee of the Board of Directors.
B.	James W. Morozzi: $6,467 for personal use of a company car; $19,840 for a grant of 2,000 shares of D&E Communications, Inc. common stock.
C.	The amounts shown in this column are for the following items in the years 2005, 2004 and 2003, respectively:

(i) G. William Ruhl: $3,810, $3,740 and $1,904 for term life insurance; $8,385, $8,200 and $7,846 for the 401(k) company match; $9,163, $8,632 and $2,841 for personal use of a company car; $6,709, $6,709 and $0 for long term care insurance;

(ii) James W. Morozzi: $150 for term life insurance; $2,667 for the 401(k) company match;

(iii) Thomas E. Morell: $300, $300 and $289 for term life insurance; $8,400, $8,071 and $7,565 for the 401(k) company match; $10,308, $9,572 and $8,804 for personal use of a company car; $3,367, $3,367 and $0 for long term care insurance;

(iv) W. Garth Sprecher: $690, $690 and $664 for term life insurance; $7,957, $8,192 and $7,200 for the 401(k) company match; $7,590, $5,634 and $6,364 for personal use of a company car;

(v) Albert H. Kramer: $0, $120,000, and $0 retention bonus; $690, $450 and $433 for term life insurance; $7,801, $7,586 and $7,000 for the 401(k) company match; $9,569, $8,698 and $6,238 for personal use of a company car; $3,060, $0, $0 from stock options exercised.

D.	Mr. Ruhl served as Chairman since November 2004. Previously, he served as President and Chief Executive Officer from October 2001 until March 2005. He retired as an employee in December 2005, after which time he has continued as Chairman of the Board of Directors.
E.	Mr. Morozzi was appointed President and Chief Executive Officer in March 2005.

Aggregate Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values

The following table provides information concerning stock options exercised during fiscal 2005 and the number of unexercised options held by the executive officers named in the Summary Compensation Table as of December 31, 2005. Also reported are the values for unexercised, “in the money” options, which represent the positive spread between the respective exercise prices of such options and the fair market value of the Common Stock as of December 31, 2005. On December 21, 2005, the Executive Committee of the D&E Board of Directors accelerated vesting of certain employee stock options that would have been unvested as of December 31, 2005 and had exercise prices greater than the closing price at December 20, 2005 of $8.41 per share. In light of new accounting regulations relating to stock options that became effective in January 2006, the committee took this action because it would result in lower compensation expense in future periods. As a result of this acceleration of the vesting, options held by Mr. Kramer to purchase 10,000 shares of D&E’s common stock became exercisable immediately. Fully vested options, with an exercise price of $9.92, were granted to Mr. Morozzi upon his employment in March 2005.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2005 (#)		Value of Unexercised In-the-Money Options at December 31, 2005 ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Albert H. Kramer Senior Vice President of Operations	2,000	$3,060	60,114	—	$1,729	—

James W. Morozzi President and Chief Executive Officer	—	—	10,000	—	—	—

(1)	Based upon a closing sale price of the Common Stock of $8.33 per share on December 31, 2005 as reported on The Nasdaq Stock Market.

Equity Compensation Plan Information

Plan Category	No. of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	No. of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	221,405	$10.06	1,026,858
Equity compensation plans not approved by security holders	0	$0	0

Total	221,405	$10.06	1,026,858

Long-Term Incentive Plan (“LTIP”) Awards in Last Fiscal Year

Performance Restricted Shares

					Estimated future payouts under non-stock price-based plans (B)
Name and Principal Position	Year	Number of shares		Performance period until payout (A)	Threshold (#)	Target (#)	Maximum (#)
G. William Ruhl Chairman	2005	4,000		5 years	—	4,000	4,000

James W. Morozzi President and Chief Executive Officer	2005 2005	5,000 10,000	(C, D)	5 years 3 years	— —	5,000 —	5,000 —

Thomas E. Morell Senior Vice President, Chief Financial Officer and Treasurer	2005	4,600		5 years	—	4,600	4,600

W. Garth Sprecher Senior Vice President and Secretary	2005	4,000		5 years	—	4,000	4,000

Albert H. Kramer Senior Vice President of Operations	2005	4,000		5 years	—	4,000	4,000

(A)	Awards under the LTIP are deemed earned upon achievement of the performance goal during the performance period, which is January 1, 2005 to December 31, 2009. LTIP shares are also subject to a three year vesting requirement. The performance goal for the 2005 LTIP awards is a net income target, which requires achievement of a designated level of net income during the performance period. The performance target was achieved during fiscal year 2005 but the awards are still subject to time vesting requirements.
(B)	The plan provides that the indicated number of shares will be earned only upon achievement of the specified target; no shares are earned if the target is not achieved, nor are additional shares able to be earned for exceeding the target.
(C)	These shares were awarded under a stock price-based plan.
(D)	These awards are deemed earned upon achievement of certain average stock price levels over a three month period during the performance period, which is April 1, 2005 to March 31, 2008. There are four targets, and for achievement of each successive target, Mr. Morozzi will earn 2,500 of the 10,000 shares. Each set of 2,500 shares vests upon achievement of the related target stock price.

Pension Plan Table

The Company’s pension plan as in effect until January 1, 2004, is a noncontributory defined benefit plan computed on an actuarial basis covering all eligible employees. These plan provisions apply only to employees hired before January 1, 2004. The plan provides benefits based on years of service and the employee’s final average pay at retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65, but certain grandfathered employees who attain the age of 55 and complete at least 25 years of service may retire without any actuarial reduction of their benefit. For all other eligible employees who retire before age 65, their benefit is subject to a proportional reduction. Benefit amounts for certain grandfathered employees are not subject to Social Security integration.

The following table illustrates the maximum annual benefit payable upon retirement pursuant to the Company’s pension plan for employees with specified average final compensation and years of service, assuming they were originally hired prior to January 1, 2000; they retire at normal retirement age and receive payment as a single life annuity. The Internal Revenue Service annual plan compensation limit for 2005 is $210,000.

Average Final Compensation	Years of Service
	15	20	25	30	35
$100,000	$24,000	$32,000	$40,000	$48,000	$ 56,000
125,000	30,000	40,000	50,000	60,000	70,000
150,000	36,000	48,000	60,000	72,000	84,000
175,000	42,000	56,000	70,000	84,000	98,000
200,000	48,000	64,000	80,000	96,000	112,000
225,000*	48,720	64,960	81,200	97,440	113,680
250,000*	48,720	64,960	81,200	97,440	113,680
275,000*	48,720	64,960	81,200	97,440	113,680
300,000*	48,720	64,960	81,200	97,440	113,680

*	Average Final Pensionable Compensation equals $203,000, assuming the employee’s compensation equaled or exceeded the Internal Revenue Service Annual Plan Compensation Limit in each applicable year (the average of the highest 5 consecutive calendar years in the most recent 10 years).

Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table. The years of service for purposes of the pension plan, as of December 31, 2005, were: Mr. Ruhl 14 years, Mr. Morell 21 years, Mr. Sprecher 21 years and Mr. Kramer 14 years.

Mr. Kramer’s estimated benefit at normal retirement age should also include 7% of Average Final Compensation (limited to $203,000) to account for service under a different Company sponsored pension plan.

Mr. Morozzi is eligible for the pension plan provisions in effect for those hired on or after January 1, 2004. The plan now provides benefits based on years of service and the employee’s final average pay at retirement. Accrued benefits are vested after five years of service. Normal retirement age is 65. For all employees who retire before age 65, their benefit is subject to a proportional reduction. Benefit amounts are subject to Social Security integration. The following table illustrates estimated annual benefits that would be payable to employees hired after January 1, 2004 assuming retirement at age 65:

Average Final Compensation	Years of Service
	5	10	15	20	25
$100,000	$ 5,800	$11,500	$17,300	$23,000	$28,800
125,000	7,600	15,300	22,900	30,500	38,200
150,000	9,500	19,000	28,500	38,000	47,600
175,000	11,400	22,800	34,200	45,500	56,900
200,000	13,300	26,500	39,800	53,000	66,300
225,000*	13,500	27,000	40,500	53,900	67,400
250,000*	13,500	27,000	40,500	53,900	67,400
275,000*	13,500	27,000	40,500	53,900	67,400
300,000*	13,500	27,000	40,500	53,900	67,400

*	Average Final Pensionable Compensation equals $203,000, assuming the employee’s compensation equaled or exceeded the Internal Revenue Service Annual Plan Compensation Limit in each applicable year (the average of the highest 5 consecutive calendar years in the most recent 10 years).

Compensation included in the pension plan base consists of the base salary and bonus shown in the Salary and Bonus columns of the Summary Compensation Table, as limited by the annual compensation limit applicable to qualified retirement programs. As of December 31, 2005, the years of service for Mr. Morozzi are 0.75 year. The amounts shown in the above table are computed on a straight-life annuity basis and assume that the average Social Security Wage Base remains at the 2005 level of $87,000. Furthermore, the annual compensation limit applicable to qualified retirement programs was assumed to remain at the 2005 level of $210,000.

On March 16, 2005, Mr. Morozzi entered into an employment agreement with the Company. The employment agreement states that if Mr. Morozzi’s employment with the Company is terminated Without Cause by the Company, or is terminated by Mr. Morozzi for Good Reason (both of which are defined in the agreement), he is entitled to an additional annual retirement benefit pursuant to the terms of the D&E Supplemental Retirement Plan (SERP). The amount of Mr. Morozzi’s accrued annual retirement benefit under the SERP at any point shall be equal to the annual benefit (in the form of a life annuity) that he would have accrued under the qualified retirement plan if he had remained employed by the Company through the end of the initial term or any applicable extended term offset by the annual life annuity benefit he accrued under the qualified retirement plan at the time of the qualifying termination.

Employment Agreements

D&E Communications, Inc. entered into a three year employment agreement with Mr. Morozzi pursuant to which he will serve as the Chief Executive Officer of the Company. The original term is three years, which term automatically extends one additional year beginning on the second anniversary date of the agreement and on each anniversary date thereafter such that the remaining term of the agreement will, at all times, be two years, unless either party, 60 days prior to any anniversary date, gives notice to the other that the term will not be extended.

Pursuant to the terms of the employment agreement, Mr. Morozzi receives a minimum annual salary of $250,000 per year. D&E also granted Mr. Morozzi an option to purchase 10,000 shares of D&E common stock with an exercise price equal to the fair market value of D&E’s common stock on March 16, 2005 pursuant to a Stock Option Agreement entered into on March 16, 2005. Mr. Morozzi also received two performance restricted share awards pursuant to the terms of two Performance Restricted Award Agreements. The first performance restricted shares award, consisting of 5,000 shares, is tied to the Company’s net income. The second award, consisting of 10,000 shares, is tied to the Company’s share price. In addition, the agreement requires that Mr. Morozzi be nominated to serve on the D&E Board of Directors during the term of his employment.

If Mr. Morozzi’s employment is terminated by D&E without “cause” or by Mr. Morozzi with “good reason” (each as defined in the employment agreement), Mr. Morozzi is entitled to receive the greater of his full salary from the date of termination through the last day of the term of his agreement or one year’s salary. In such case, he is also entitled to: (i) an additional annual retirement benefit such that he is treated as if he had remained employed by D&E through the end of the term of his agreement; (ii) payment of the amount that would have been due him under any Short Term Incentive Plan in effect at the time of his termination; (iii) a lump sum of $17,000 as reimbursement for miscellaneous expenses, and (iv) payment for outplacement services for up to 12 months after termination up to $12,500. If a change of control (as defined in the agreement) occurs during the term of Mr. Morozzi’s employment, and within either 6 months before or 12 months after the consummation of the Change in Control, his employment with D&E is terminated by him for good reason or by D&E without cause, D&E shall pay Mr. Morozzi a lump sum equal to the greater of 2.99 times his salary, or his salary from the date of termination through the last day of the term of the agreement, subject to certain limitations imposed by the Internal Revenue Code on excess parachute payments.

Mr. Morozzi has agreed not to compete with D&E during the term of his employment and for a period of two years after his employment terminates; provided that, if employment is terminated without cause or for good reason, the restricted period is the same as the period during which he is entitled to salary continuation payments. For a period of two years after termination of his employment, Mr. Morozzi has also agreed not to solicit D&E’s employees or customers.

Mr. Kramer and D&E Communications, Inc. entered into an employment agreement on May 24, 2002, effective June 14, 2002, pursuant to which Mr. Kramer serves as Senior Vice President of the Company. The original term of the agreement was two years, which term automatically extended one additional year as of each anniversary date of the contract unless either party provided 60 days’ prior written notice to the other not to extend the term. Thus, on June 14, 2003, Mr. Kramer’s contract automatically extended for an additional year, to June 14, 2005. On February 26, 2004, the Company gave notice to Mr. Kramer that the term of his contract would not be further extended. Therefore, Mr. Kramer’s contract expired on June 14, 2005. Thereafter, Mr. Kramer became employed by the Company as an employee at will following expiration of the contract term.

Effective December 31, 2005, Mr. Ruhl retired as a full time employee of the Company. He will continue serving in his capacity as Chairman of the Board of Directors. In connection with his retirement, and in recognition of Mr. Ruhl’s years of service and dedication to the Company, the Board continued his right to earn 2,667 performance restricted shares awarded to him under D&E’s Long Term Incentive Plan and which would otherwise have been required to be forfeited by him upon his retirement. In addition, the Company agreed to continue to provide Mr. Ruhl with long term care insurance coverage until his death and give him the company car that he had been using during his employment with the Company.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2005, Messrs. Silverman (Chairman), Amos, Kinsley and Thomas served on the compensation committee of the D&E Communications, Inc. Board of Directors. Each member is considered to be “independent” as defined under Nasdaq listing standards. Mr. Silverman is counsel to the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as labor counsel to D&E Communications, Inc., and Mr. Thomas is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as regulatory counsel to D&E Communications, Inc.

Report of the Compensation Committee on Executive Compensation

The Company’s executive compensation program is administered by the compensation committee comprised of directors Steven B. Silverman (Chairman), John Amos, Robert A. Kinsley, and D. Mark Thomas. The Committee operates under a written charter and all of its members are independent under applicable SEC rules and regulations and Nasdaq listing standards. The Committee regularly reviews the executive compensation packages for directors, officers, and other key executives of the Company with the objective of structuring packages that effectively attract and retain the executive resources necessary to successfully lead and manage the Company, align executive compensation with the Company’s annual and long-term business strategy, and provide incentives to officers and other key executives to focus their attention on the fulfillment of those objectives. The Committee also attempts to use compensation to tie executives’ financial interests to those of the Company’s shareholders. The Company’s executive compensation policies are intended to provide incentives for achieving annual and long-term goals and to reward superior corporate and individual performance. During fiscal 2005, compensation of executive officers, including the chief executive officer, consisted of salary, stock awards, stock options and annual incentive compensation.

The Compensation Committee met six (6) times (twice in 2005 to address executive compensation.) At these meetings, the Committee reviewed all elements of compensation paid to each executive officer in order to assure that the Committee members developed a comprehensive picture of each officer’s overall compensation. As part of its deliberations, the Committee considered benchmark data from a peer group of companies, detailed performance reviews of each officer and input from an outside consulting firm. The Company has internal controls in place, which are designed to ensure that approved compensation arrangements are adhered to in practice. As previously disclosed, the Company recruited Mr. Morozzi in 2005 to succeed Mr. Ruhl upon his retirement. The Compensation Committee reviewed all elements of compensation offered to Mr. Morozzi, including the terms of his employment agreement prior to making an offer of employment to him. In addition to establishing base salaries and performance targets for the Company’s annual incentive plans, the Committee, on an annual basis, performs an evaluation of the chief executive officer, reviews the charter of the Committee, performs a self-evaluation of the Committee’s performance and provides a report for the Company’s proxy statement.

The compensation committee has not formally considered or adopted a policy with regard to qualifying bonus awards for tax deductibility under Internal Revenue Code Section 162(m), which generally limits the corporate tax deduction for compensation paid to certain named executive officers to $1 million per year. The compensation committee has not yet seen any need to address this issue, since current cash compensation of the Company’s executives is well below the level at which this tax limitation would apply, and the Company’s long-term incentive compensation is not subject to the limitation.

Base Salaries. In establishing the base salaries of executive officers for fiscal 2005, including the chief executive officer, the compensation committee considers a number of factors including (i) salary ranges for comparable positions at other companies; (ii) the historical financial performance of the Company (including such indicators as gross revenues, operating income, net income, earnings per share and operating income plus depreciation and amortization; (iii) the level of responsibility of the employee; (iv) the level of inflation for the period and (v) the performance of the Company’s stock. Compensation decisions are not based upon any precise formula and no factor is accorded any greater weight than other factors. Based on these factors, the compensation committee made changes to base salaries of the executive officers in 2005, which it believed to be reasonable and appropriate for the 2005 fiscal year.

On an annual basis, the compensation committee reviews publicly available compensation surveys in determining the compensation levels of its executive officers. There is, however, no relation between the companies used for compensation purposes and the companies in the Nasdaq Telecommunications Index (Nasdaq Telecom) used in Stock Performance Graph below. Using these surveys, and based on the compensation committee’s evaluation of the factors listed above, the base salary of Mr. Morozzi, the chief executive officer, was initially set at $250,000 in 2005.

Annual Incentive Compensation. The Company provides an annual incentive opportunity to its executive officers pursuant to the Company’s Exempt Employee Short-Term Incentive Plan, which has been approved by the Board of Directors and is administered by the compensation committee. Under the Plan, the compensation committee establishes performance targets based on Adjusted EBITDA (operating income plus depreciation and amortization expense), for the year, on a sliding scale that provides for bonuses (based on a participant group) in direct correlation to meeting or exceeding the target. Targets for 2005 were set during the first quarter of 2005 based on Adjusted EBITDA. The Company achieved its Adjusted EBITDA performance targets in 2005 and the resulting short-term incentive bonuses paid to the officers named in the Summary Compensation Table are included in Bonus Column of the Table. The compensation committee also has the authority to grant bonuses where the amounts are based on the compensation committee’s subjective judgment with respect to past performance.

Long-Term Incentive Compensation. The Company provides long-term incentive opportunities to its executive officers pursuant to the 1999 Long-Term Incentive Plan, which was approved by the shareholders at the Companys’ 1999 annual meeting. Under the Plan, the compensation committee considers annual grants of performance restricted shares that vest three years from the date of grant based on the achievement of a target level of net income. The Company achieved its net income performance targets in 2005 and the resulting long-term incentive bonuses earned by the officers named in the Summary Compensation Table will be reflected in the “Restricted Stock Award” Column of the Table upon vesting.

Respectfully submitted,

The Compensation Committee

Steven B. Silverman (Chairman)

John Amos

Robert A. Kinsley

D. Mark Thomas

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter setting forth the responsibilities and duties of the Audit Committee. The Audit Committee’s primary responsibilities and duties are to represent and assist the Board with the oversight of:

1.	the integrity of the Corporation’s financial statements and internal controls;

2.	the Corporation’s compliance with legal and regulatory requirements;

3.	the independent auditor’s qualifications and independence; and

4.	the performance of the Corporation’s internal audit function and the independent auditor.

The Audit Committee met eleven (11) times during 2005 to carry out its responsibilities. The committee meets together with management and its independent auditors at least quarterly and separately with each of them as needed to review and discuss the adequacy of D&E Communications, Inc.’s internal controls and the objectivity of its financial reporting. The committee also recommends to the D&E Board of Directors the appointment of the independent auditors and reviews periodically their performance and independence from management. The directors who serve on the committee have all been determined to be “independent” for purposes of the current Nasdaq listing standards relating to audit committees.

Management is responsible for the preparation, presentation and integrity of D&E’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

During the course of 2005, management completed the documentation, testing and evaluation of D&E’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent auditors at several Audit Committee meetings during the year. At the conclusion of the process, management provided the Audit Committee with and the Audit Committee reviewed a report on the effectiveness of D&E’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in D&E’s Annual Report on Form 10-K for the year ended December 31, 2005 filed with the United States Securities and Exchange Commission (“SEC”) as well as PricewaterhouseCoopers LLP’s Report of Independent Registered Public Accounting Firm included in D&E’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

As part of its oversight of D&E’s financial statements, the committee reviewed and discussed D&E ‘s audited financial statements contained in the 2005 Annual Report on Form 10-K with D&E management and PricewaterhouseCoopers LLP, D&E Communications, Inc.’s independent auditors. Management has represented to the committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that they reviewed significant accounting issues. The Audit

Committee received from and discussed with PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with PricewaterhouseCoopers LLP the firm’s independence. These items relate to that firm’s independence from D&E. The committee also discussed with PricewaterhouseCoopers LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Based on these reviews and discussions, the Audit Committee recommended to the D&E Communications, Inc. Board of Directors that D&E’s audited financial statements be included in D&E’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

Respectfully submitted,

The Audit Committee

Richard G. Weidner (Chairman)

Paul W. Brubaker

Ronald E. Frisbie

John C. Long

Report of Nominating and Corporate Governance Committee

The Company has established a Nominating and Governance Committee of the Board, which met eight (8) times during 2005, to oversee the Company’s corporate governance and make recommendations on all matters relating to the Board’s organization, practices and procedures. Among its functions, the Committee:

•	Reviews and recommends proposed changes to the Articles of Incorporation and By-Laws;

•	Reviews shareholder proposals;

•	Recommends Board size, composition and committee structure;

•	Reviews, evaluates and recommends nominees for election or re-election to the Board and assignment to Committees;

•	Applies the standards for director independence under Nasdaq listing standards and all applicable laws;

•	Maintains guidelines for directors’ duties and obligations;

•	Develops and recommends to the Board of Directors a set of corporate governance principles applicable to the Company;

•	Oversees the evaluation of the Board and Committees;

•	Reviews succession planning for the Chief Executive Officer;

•	Establishes a director compensation program, with the advice of an outside consulting firm;

•	Maintains a new director orientation program;

•	Maintains a director skill set matrix in connection with its nomination and recommendation functions;

•	Coordinates Board and Committee self-evaluations; and

•	Establishes the annual Board and Committee meeting calendars.

The Company has adopted corporate governance policies and practices to address a number of key areas of importance to the Company’s shareholders, employees, customers, suppliers and community, including:

•	A majority of the members of the Company’s Board of Directors are independent of the Company and its management within the meaning of applicable rules and regulations of the SEC and the listing standards of Nasdaq;

•	All members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board are independent within the applicable rules and regulations of the SEC and Nasdaq listing standards, including the heightened standards for members of the Audit Committee;

•	The independent members of the Company’s Board of Directors meet regularly in executive sessions without the presence of management. The presiding, or lead, director of these meetings currently is Mr. Thomas;

•	The Company has adopted a code of business conduct and ethics that applies to all of its directors, officers and other employees;

•	The charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee of the Board establish their respective roles and responsibilities, and each of these charters are posted on the Company’s website at www.decommunications.com;

•	The Company’s Audit Committee has implemented procedures for the anonymous submission of employee complaints on accounting, internal controls and auditing matters, which procedures have been made available to all of the Company’s employees;

•	The Company has established a Disclosure Committee, comprised of executive officers and other key employees who are actively involved in the disclosure process, to specify, coordinate and oversee the procedures that the Company uses each quarter and at fiscal year end to prepare its periodic reports filed with the SEC;

•	The Company has, in each case, obtained shareholder approval before adopting or making material amendments to its stock incentive plans;

•	The Company has adopted a mandatory retirement policy for directors; and

•	The Company has adopted, and enforces, a director conflict of interest policy.

Respectfully submitted,

The Nominating and Governance Committee

Paul W. Brubaker (Chairman)

Hugh G. Courtney

Ronald E. Frisbie

Robert A. Kinsley

D. Mark Thomas

Certain Relationships and Related Transactions

Steven B. Silverman, a director of D&E Communications, Inc., is counsel in the law firm of Cohen, Seglias, Pallas, Greenhall & Furman, P.C., which serves as labor counsel to D&E. Not withstanding the $280,300 paid to his law firm in 2005, Mr. Silverman was determined by the Board of Directors to be independent.

D. Mark Thomas, a director of D&E Communications, Inc., is a partner in the law firm of Thomas, Thomas, Armstrong & Niesen, which serves as regulatory counsel to D&E. Not withstanding the $83,900 paid to his law firm in 2005, Mr. Thomas was determined by the Board of Directors to be independent.

STOCK PERFORMANCE GRAPH

The following graph is a comparison of five-year cumulative total return on shares of the Company’s Common Stock. The comparison assumes $100 invested in each of the Nasdaq U.S. Index (Nasdaq US), the Nasdaq Telecommunications Index (Nasdaq Telecom) and the Company’s Common Stock, on December 31, 2000 and that all dividends were reinvested. The stock price performance shown below is not necessarily indicative of future price performance.

	2000	2001	2002	2003	2004	2005
Nasdaq U.S.	$100.00	$79.32	$54.84	$81.99	$89.22	$91.12
Nasdaq Telecom	$100.00	$66.54	$30.63	$50.94	$54.32	$51.61
D&E Communications, Inc.	$100.00	$81.94	$32.32	$59.74	$53.91	$37.35

Security Ownership of Certain Beneficial Owners

The following table sets forth, as of March 31, 2006, the holdings of each person who is known by the Company to own beneficially more than 5% of the Common Stock of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
The Ephrata National Bank Trustee of the William and Jemima Brossman Charitable Foundation (the “Charitable Foundation”) P.O. Box 457 Ephrata, PA 17522	757,379	(1)	5.28%

1.	The Charitable Foundation was previously a member of the Voting Trust. The Ephrata National Bank, as trustee of the Charitable Foundation, now exercises sole investment power and voting power with respect to the 757,379 shares held by the Charitable Foundation.

PROPOSAL 2:

PROPOSED AMENDMENT OF THE 2001 STOCK

COMPENSATION PLAN AND POLICY FOR NON-EMPLOYEE

DIRECTORS OF D&E COMMUNICATIONS, INC.

D&E’s shareholders are being asked to approve an amendment to the 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc. (the “Plan”), which will increase the number of shares of D&E common stock reserved for issuance under the Plan by 85,000 shares to a total of 100,000 shares. Currently, only 2,424 shares remain available for issuance under the Plan. D&E’s Board of Directors adopted the amendment described above on February 23, 2006, subject to stockholder approval at the annual meeting.

D&E’s Board believes that increasing the number of shares of D&E common stock reserved for issuance under the Plan is necessary to allow D&E to continue to utilize its stock to attract and retain the services of non-employee directors essential to D&E’s long-term growth and financial success. D&E believes that such equity incentives are necessary for D&E to remain competitive with regard to attracting and retaining qualified individuals and to more closely tie their interests to those of D&E’s shareholders.

In furtherance of these objectives, the Board of Directors, upon the recommendation of the Nominating and Governance Committee, has adopted the amendment to the Plan to provide for additional shares of D&E common stock to be reserved for issuance under the Plan, subject to approval by the shareholders at the annual meeting. A summary of the Plan is set forth below. This summary is, however, qualified by and subject to the more complete information set forth in the Plan, as proposed to be amended, a copy of which is attached as Appendix A.

Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company and its subsidiaries and to increase stockholder value by:

•	attracting and retaining non-employee directors of outstanding ability;

•	encouraging directors to focus on long-range objectives; and

•	further aligning the interests of directors with the interests of the shareholders.

Type of Awards. The Company may award shares of D&E common stock under the Plan.

Term, Termination and Amendment of the Plan. The Plan became effective on May 1, 2001 and will continue in effect until all shares of common stock issuable under the Plan have been issued, or until the Board of Directors, in its sole discretion, amends or terminates the Plan. The Plan may be terminated or amended, at any time, by a majority vote of all of the members of the Board of Directors. In addition, the Company may suspend the award of shares under the Plan at any time and from time to time if, in the opinion of counsel to the Company, the award of shares or other operation of the Plan may create liability for the Company or the recipient under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Internal Revenue Code of 1986, as amended.

Eligibility. All directors of the Company, who are not employees of the Company, or of a subsidiary of the Company, are eligible to participate in the Plan. Any non-employee director who was a director of the Company on January 1, 2001 could elect to receive cash payments in lieu of the shares of stock which otherwise would be awarded to such director under the Plan. This election to receive cash in lieu of stock may be made only one time, by executing and delivering to the Secretary of the Company a written declaration stating that the director does not wish to receive his or her annual compensation in the form of stock. Such election may be revoked at any time in the future, but thereafter may not be reinstated. The Company currently has ten (10) non-employee directors who are eligible to participate in the Plan.

Number of Shares That May Be Awarded. On or about June 1 of each year, each non-employee director who participates in the Plan shall be entitled to receive one-half of the annual retainer paid in shares of the Company’s common stock. The amount of the annual award may be amended by resolution of the Board of Directors on an annual basis. If a non-employee director is first elected to the Board after the award has been made for a particular year, he or she may receive an award of stock for such year, provided the number of shares issuable to him or her shall be prorated.

The total number of shares currently covered by the Plan represents 0.1% of the shares of common stock outstanding as of March 31, 2006. The proposed amendment would increase the aggregate number of shares of D&E common stock issuable pursuant to the Plan to 100,000 shares. The additional 85,000 shares proposed to be added pursuant to the amendment represents 0.6 % of the shares of common stock outstanding as of March 31, 2006.

Rights with Respect to Shares. The recipient of a stock award immediately has all rights of ownership with respect to such shares, including the right to vote such shares and to receive any dividends paid thereon.

New Plan Benefits.

2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc.
Name and Position	Dollar Value ($)	Number of Units
CEO	N/A	N/A	*
Executive Group	N/A	N/A	*
Non-Executive Director Group	$70,000	not determinable	**
Non-Executive Officer	N/A	N/A	*
Employee Group	N/A	N/A	*

*	Only non-employee directors are eligible to participate in the Plan.
**	Directors receive one-half of their $20,000 retainers in shares of the Company’s common stock, with the exact number of shares being calculated based on the stock price of the Company on the date issued. Thus, the number of shares to be paid to any individual, and to the group of non-employee directors in total, is not currently determinable. The number of shares paid to non-employee directors in 2005 was 6,936.

Federal Income Tax Consequences. The following is a brief description of the material United States federal income tax consequences associated with awards under the Plan. It is based on existing United Sates laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. Tax consequences in other countries may vary.

Awards of shares of Common Stock are taxable to the non-employee director in the year awarded. The Company will be entitled to deduct a corresponding amount as a business expense in the year the non-employee director recognizes this income.

Vote Required for Approval. The affirmative vote of a majority of the shares present at the meeting in person or by proxy and entitled to vote is required to approve the proposed amendment to the Plan.

THE BOARD RECOMMENDS A VOTE FOR THE AMENDMENT OF THE PLAN.

PROPOSAL 3:

RATIFICATION OF INDEPENDENT AUDITORS

The Board, upon recommendation of its Audit Committee, also recommends PricewaterhouseCoopers LLP, as auditors of the Company’s financial statements for 2006. PricewaterhouseCoopers LLP was the Company’s independent auditors in 2005. The recommendation is being submitted to the shareholders for ratification, which requires the affirmative vote of a majority of the votes cast by shareholders at the meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Although not required by law, the Company maintains a policy of submitting the ratification of the appointment of its independent auditors to a vote of the shareholders. In the event that sufficient shareholders do not ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for 2006, the Company may reassess such appointment and/or appoint another firm.

Audit Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for the audit of the Company’s 2005 and 2004 annual financial statements and the review of the Company’s quarterly financial statements included in the Company’s quarterly reports on Form 10-Q were $826,000 for 2005 and $955,000 for 2004.

Audit-Related Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for other audit-related fees including benefit plan audits and other special report reviews during 2005 and 2004 were $18,000 for 2005 and $0 for 2004.

Tax Fees

The aggregate fees charged by PricewaterhouseCoopers LLP for tax filing preparation and tax planning services for 2005 and 2004 fiscal years were:

	2005	2004
Tax fees—preparation and compliance	$149,000	$225,000
Tax planning services	45,000	37,000

	$194,000	$262,000

All Other Fees

There were no fees billed for all other services rendered by PricewaterhouseCoopers LLP during fiscal year 2005, other than the services referred to above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The audit committee of the Company approved all (100%) non-audit services provided by PricewaterhouseCoopers LLP (“PwC”). The audit committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC. Specifically, the committee has pre-approved the use of PwC for United States federal and state tax consulting services. In each case, the committee has also set a specific annual limit on the amount of such services which the Company would obtain from PwC, and has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement over $25,000.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR 2006.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify the Company by sending a written request to Investor Relations, D&E Communications, Inc., 124 East Main Street, Ephrata, Pennsylvania 17522, or by calling the Company at 717-738-8304.

2007 SHAREHOLDER PROPOSALS

Proposals of shareholders intended for inclusion in the Company’s proxy statement relating to the 2007 Annual Meeting must be received at the Company’s principal executive offices, 124 East Main Street, Ephrata, PA 17522 (please address to the attention of W. Garth Sprecher, Senior Vice President and Secretary), no later than Wednesday, December 27, 2006. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Written notice of shareholder proposals relating to the 2007 Annual Meeting, other than those intended for inclusion in the Company’s proxy statement, must be received at the Company’s principal executive offices no later than March 9, 2007.

OTHER MATTERS

The Board is not aware that any matter other than those listed in the Notice of 2006 Annual Meeting of Shareholders is to be presented for action at the Annual Meeting. If any matter not listed in the Notice should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the proxy in respect thereof in accordance with the best judgment of the person or persons acting as proxies.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO W. GARTH SPRECHER, SENIOR VICE PRESIDENT AND SECRETARY, D&E COMMUNICATIONS, INC., 124 EAST MAIN STREET, EPHRATA, PA 17522, A COPY OF THE COMPANY’S 2005 ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005 WILL BE PROVIDED WITHOUT CHARGE. COPIES ARE ALSO AVAILABLE WITHOUT CHARGE ON THE D&E COMMUNICATIONS, INC. WEBSITE AT WWW.DECOMMUNICATIONS.COM

April 14, 2006

APPENDIX A

2001 STOCK COMPENSATION PLAN AND POLICY

FOR NON-EMPLOYEE DIRECTORS

OF D&E COMMUNICATIONS, INC.

WHEREAS, D&E Communications, Inc. (the “Company”) desires to advance the interests of the Company and its stockholders by attracting and retaining highly qualified, non-employee directors;

WHEREAS, the Company desires to promote in its non-employee directors the strongest interest in the successful operation of the Company’s business and the fulfillment of their fiduciary duties;

WHEREAS, the Company desires to provide a vehicle to adequately compensate non-employee directors and to enhance accomplishment of the Company’s objectives;

WHEREAS, the Board of Directors believes that a Non-Employee Director Compensation Plan and Policy that encourages non-employee directors to choose the option of equity based compensation is in the best interests of the Company and its respective constituencies;

WHEREAS, the Board of Directors of the Company approved and adopted the components of this 2001 Stock Compensation Plan and Policy for Non-Employee Directors of D&E Communications, Inc. (the “Plan”) at a duly called and convened meeting held on December 1, 2000; and

WHEREAS, the Board of Directors of the Company approved and adopted an amendment to the Plan to increase the number of shares available for issuance pursuant to the plan by 85,000 shares, for a total of 100,000 shares.

NOW, THEREFORE, in consideration for the premises and of the covenants herein contained, it is hereby agreed by the Company as follows:

1.	Term. This Plan shall take effect as of May 1, 2001, and shall continue in effect until all shares of common stock issuable under the Plan have been issued, or until the Board of Directors, in its sole discretion, amends or terminates this Plan.

2.	Stock. The Company may issue under this Plan up to an aggregate total of one hundred thousand (100,000) shares of the Company’s common stock, par value $.016 per share (“Stock”). Such amount shall be adjusted pursuant to paragraph 7 of this Plan. The shares of Stock issued under this Plan may be authorized and unissued shares of Stock, authorized shares of Stock issued by the Company and subsequently reacquired by it as treasury stock, or shares of Stock purchased in the open market. The Company may, but shall not be required to, issue any fractional shares of Stock under this Plan.

3.	Eligibility and Participation. All directors of the Company who are not employees of the Company, or of a subsidiary of the Company, are eligible to participate in this Plan.

4.	Awards. On or about June 1 of each year, each non-employee director who participates in the Plan shall be entitled to receive shares of the Company’s Stock with a value equal to one-half of the annual retainer paid to such director in respect of his or her service as a director of the Company, based on the value of the Company’s Stock as set forth in paragraph 8, below, and subject to opt-out only as provided in paragraph 5, below. The amount of the annual award may be amended by resolution of the Board of Directors on an annual basis. If a non-employee director is first elected to the Board after the award has been made for a particular year, he or she may receive an award of Stock for such year, provided the number of shares issuable to him or her shall be prorated.

5.

Opt-Out Provision. Any non-employee director who is a director of the Company on January 1, 2001 may elect, in the manner provided in this Paragraph 5, to receive cash payments in lieu of the shares of

A-1

Stock which otherwise would be awarded to such director under this Plan. This election to receive cash in lieu of Stock may be made only one time, by executing and delivering to the Secretary of the Company a written declaration stating that the director does not wish to receive one-half of his or her annual compensation in the form of Stock. Such election may be revoked at any time in the future, but thereafter may not be reinstated.

6.	Significant Transactions. The grant of shares of Stock under this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate, or to sell or transfer all or any part of its business or assets.

7.	Adjustments. In the event of any reorganization, recapitalization, stock split, stock divided, combination of shares, merger, consolidation, issuance of rights or any other change in the capital structure of the Company, the number of shares issuable under this Plan shall be equitably adjusted to reflect the occurrence of such event.

8.	Value of Shares Granted. The shares of Stock granted under this Plan shall be valued at the fair market value of the Company’s common stock, as of the date of award.

9.	Status of Shares. The Company may, in its sole discretion, determine whether or not to register the shares of Stock issuable under this Plan under the Securities Act of 1933, as amended (the “1933 Act”), and corresponding provisions of state law. The participants in this Plan acknowledge that, absent such registration, any shares of Stock received under this Plan shall be “restricted stock” held by an affiliate under the 1933 Act.

10.	Termination and Amendment. This Plan may be terminated or amended, at any time, by a majority vote of all of the members of the Board of Directors at any regular or special meeting duly called and convened. In addition, the Company may suspend the award of shares under this Plan at any time and from time to time if, in the opinion of counsel to the Company, the award of shares or other operation of this Plan may create liability for the Company or the recipient under the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Internal Revenue Code of 1986, as amended.

11.	Governing Law. All questions pertaining to the construction, validity and effect of the provisions of the Plan and the rights of all persons hereunder shall be governed by the laws of the Commonwealth of Pennsylvania.

12.	Rules of Construction. Headings are given to the sections of the Plan solely as a convenience to facilitate reference.

A-2

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF D&E COMMUNICATIONS, INC.

The undersigned hereby appoints G. William Ruhl and W. Garth Sprecher, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of D&E Communications, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 25, 2006 or at any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Detach here from proxy voting card.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” NUMBERS 1, 2 AND 3	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1. ELECTION OF DIRECTORS				FOR	AGAINST	ABSTAIN
FOR all nominees (except as noted) ☐	WITHHOLD AUTHORITY (all nominees) ☐	2.	Proposal to amend the 2001 Stock Compensation Plan and Policy for Non-Employee Directors to increase the number of shares issuable thereunder to 100,000 shares in the form attached to the proxy statement in Appendix A.	☐	☐	☐
				FOR	AGAINST	ABSTAIN
01 Ronald E. Frisbie, 02 James W. Morozzi, 03 D. Mark Thomas		3.	Proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s Independent Auditors for 2006.	☐	☐	☐
Withheld for the nominees you list below; (Write that nominee’s name in the space provided below.)

Signature ____________________________________________ Signature ____________________________________________ Date ______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Ù Detach here from proxy voting card. Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.ivselection.com/de2006 Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-888-297-9639 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement

on the internet at: http://www.decommunications.com